UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 28, 2023

CITRINE GLOBAL, CORP.

Delaware	000-55680	68-0080601
(State or Other Jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification Number)

5 Golden Beach, Caesarea, Israel	3088900
(Address of Principal Executive Offices)	(Zip code)

+ (972) 9 855 1422

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 28, 2023, Citrine Global, Corp. (the “Company”) and MyPlant Bio Ltd. (“MyPlant”) entered into an amendment of the Share Purchase and Option Agreement to which they are parties (the “Share Purchase and Option Agreement”) to extend to December 31, 2023 the option exercise period available to the Company to purchase an additional 45% of MyPlant’s share equity, on a fully diluted basis. All other terms and conditions of the Share Purchase and Option Agreement remain in full force and effect.

The Share Purchase and Option Agreement, the material terms of which were disclosed in the Company’s current report on Form 8-K filed on January 6, 2023, includes the grant of an option to the Company, exercisable in the Company’s sole discretion, from MyPlant and the MyPlant shareholders to purchase the additional share capital.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

citrine global, CORP.

Date: September 29, 2023	By:	/s/ Ora Elharar Soffer
	Name:	Ora Elharar Soffer
	Title:	Chief Executive Officer (principal executive officer)